AMENDMENT NUMBER ONE

to the

POOLING AND SERVICING AGREEMENT

SACO I Trust 2005-5

Mortgage Pass-Through Certificates, Series 2005-5,

Dated as of July 1, 2005

among

BEAR STEARNS ASSET BACKED SECURITIES I LLC,

Depositor

EMC MORTGAGE CORPORATION,

Seller and Company,

LASALLE BANK NATIONAL ASSOCIATION,

Master Servicer and Securities Administrator,

and

CITIBANK, N.A.,

Trustee

This AMENDMENT NUMBER ONE is made and entered into this 15th day of December, 2005, by and among BEAR STEARNS ASSET BACKED SECURITIES I LLC, a Delaware limited liability company, as depositor (the “Depositor”), EMC MORTGAGE CORPORATION, a Delaware corporation, as seller (in such capacity, the “Seller”) and as company (in such capacity, the “Company”), LASALLE BANK NATIONAL ASSOCIATION, a national banking association, as master servicer (in such capacity, the “Master Servicer”) and as securities administrator (in such capacity, the “Securities Administrator”) and CITIBANK, N.A., a national banking association, not in its individual capacity but solely as trustee (the “Trustee”), in connection with the Pooling and Servicing Agreement, dated as of July 1, 2005, among the above mentioned parties (the “Agreement”), and the issuance of SACO I Trust 2005-5 Mortgage Pass-Through Certificates, Series 2005-5. This amendment is made pursuant to Section 12.01 of the Agreement.

1.           Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Agreement.

2.	Section 11.01(a) of the Agreement is hereby amended effective as of the date hereof by adding the following third paragraph:

“No later than two (2) Business Days following the purchase by the Majority Class I-C Certificateholder of all of the Group I Loans (and REO Properties) as described above, the Majority Class I-C Certificateholder shall solicit, or cause to be solicited, good faith bids for the Group I Loans (and REO Properties) from at least three institutions that are regular purchasers and/or sellers in the secondary market of residential whole mortgage loans similar to the Group I Loans (“Auction Participants”). Each Minority Class I-C Certificateholder shall have the right to designate a third party entity of its choosing to participate in the auction as an Auction Participant. This entity (i) shall act independently from any such Minority Class I-C Certificateholder in all respects, (ii) shall make, in its sole discretion, any and all decisions with respect to its participation in the auction, and, if applicable, the ownership of the Group I Loans, and (iii) shall not be an agent of any such Minority Class I-C Certificateholder under any circumstances. If the Majority Class I-C Certificateholder receives at least one bid for the Group I Loans (and REO Properties) that is greater than the Mortgage Loan Purchase Price, the Majority Class I-C Certificateholder must sell the Group I Loans (and REO Properties) to the related bidder (the “Auction Purchaser”) at such price offered by such Auction Purchaser (the “Auction Purchase Price”); provided, however, prior to acceptance of any offer from an Auction Purchaser, the Majority Class I-C Certificateholder shall give each Minority Class I-C Certificateholder or its designee, with respect to such offer, written notice thereof and each Minority Class I-C Certificateholder or its designee shall have the option for a period of five (5) Business Days after receipt of such notice to purchase the Group I Loans (and REO Properties) at the Auction Purchase Price (the “Last Look Option”). Should more than one Minority Class I-C Certificateholder, or its designee, choose to exercise the Last Look Option, the Minority Class I-C Certificateholder, or its designee, offering the highest purchase price shall be awarded the Group I Loans (and REO Properties). If none of the Minority Class I-C Certifiteholders who choose to exercise the Last Look Option, or their designees, should choose to raise their purchase price above the Auction Purchase Price, then the Group I Loans (and REO Properties) shall be awarded to the Minority Class I-C Certificateholder, or its designee, that has held an interest in the Class I-C Certificate the longest. An amount equal to the difference between (a) the Auction Purchase Price obtained either by the exercise of the Last Look Option, or, in the event that the Last Look Option is not exercised, by the sale of the Group I Loans (and REO Properties) to the Auction Purchaser, or, if the exercise of the Last Look Option results in a price higher than the Auction Purchase Price, such price and (b) the Mortgage Loan Purchase Price shall be divided, pro rata, based on such Holders’ respective Percentage Interests in the Class I-C Certificates, and distributed between the Majority Class I-C Certificateholder and the Minority Class I-C Certificateholders (other than the Minority Class I-C Certificateholder that exercised the Last Look Option, if applicable). If the Majority Class I-C Certificateholder does not receive any bid that is equal to or greater than the Mortgage Loan Purchase Price, it shall be under no obligation to sell the Group I Loans (and REO Properties). For the avoidance of doubt, the rights and obligations described in this paragraph of the Majority Class I-C Certificateholder and any Minority Class I-C Certificateholder relating to the auction of Group I Loans (and REO Properties) and the sharing of auction proceeds shall represent a contractual arrangement between such Certificateholders that is separate from, and outside of, any REMIC created hereunder and that does not arise in respect of any Regular Interest in a REMIC the ownership of which is represented by the Class I-C Certificates. Thus, each Class I-C Certificate shall be treated as representing not only ownership of a Regular Interest in REMIC III, but also ownership of an interest in, and obligations with respect to, such contractual arrangement. Any auction proceeds received by a Minority Class I-C Certificateholder or the Majority Class I-C Certificateholder pursuant to this paragraph shall not be a payment with respect to a Regular Interest in a REMIC within the meaning of Section 860(G)(a)(1) of the Code.”

3.	Section 1.01 of the Agreement is hereby amended effective as of the date hereof by adding the following definitions to such Section:

“Minority Class I-C Certificateholder: Any Holder of the Class I-C Certificates who is not the Majority Class I-C Certificateholder.”

4.            For the avoidance of doubt, none of the Depositor, the Master Servicer, the Securities Administrator, the Seller or the Trustee shall have any responsibility in connection with the procedures contemplated by Section 1 of this amendment.

5.            The Trustee is hereby authorized and directed to enter into the Swap Administration Agreement and any subsequent amendments thereto and restatements thereof.

6.            Except as amended above, the Agreement shall continue to be in full force and effect in accordance with its terms.

7.            The obligations of the Securities Administrator and the Trustee under this amendment are subject to each of the Securities Administrator’s and the Trustee’s receipt of an Opinion of Counsel, satisfactory to each of the Securities Administrator and the Trustee (i) that this amendment is permitted and is not prohibited by the Agreement and (ii) that all requirements for amending the Agreement have been complied with.

                IN WITNESS WHEREOF, the Depositor, the Seller, the Company, the Master Servicer, the Securities Administrator and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

BEAR STEARNS ASSET BACKED SECURITIES I LLC

as Depositor

By:	/s/ Baron Silverstein
Name:	Baron Silverstein
Title:	Vice President

EMC MORTGAGE CORPORATION

as Seller and Company

By:	/s/ Sue Stepanek
Name: Sue Stepanek
Title:	Executive Vice President

LASALLE BANK NATIONAL ASSOCIATION

as Master Servicer and Securities Administrator

By:	/s/ Susan L. Abbott
Name:	Susan L. Abbott
Title:	Assistant Vice President

CITIBANK, N.A.

as Trustee

By:	/s/ John Hannon
Name:	John Hannon
Title:	Assistant Vice President

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

On this 15th day of December, 2005, before me, a notary public in and for said State, appeared Baron Silverstein, personally known to me on the basis of satisfactory evidence to be an authorized representative of Bear Stearns Asset Backed Securities I LLC, one of the companies that executed the within instrument, and also known to me to be the person who executed it on behalf of such limited liability company and acknowledged to me that such limited liability company executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ Jeanne Haney

Notary Public

[Notarial Seal]

STATE OF TEXAS	)
	)	ss.:
COUNTY OF DALLAS	)

On this 15th day of December, 2005, before me, a notary public in and for said State, appeared Sue Stepanek, personally known to me on the basis of satisfactory evidence to be an authorized representative of EMC Mortgage Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ Mickie S. Gilmore

Notary Public

[Notarial Seal]

STATE OF ILLINOIS	)
	)	ss.:
COUNTY OF COOK	)

On this 15th day of December, 2005, before me, a notary public in and for said State, appeared Susan L. Abbott, personally known to me on the basis of satisfactory evidence to be an authorized representative of LaSalle Bank National Association that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ A C Hellyer

Notary Public

[Notarial Seal]

STATE OF ILLINOIS	)
	)	ss.:
COUNTY OF COOK	)

On this 15th day of December, 2005, before me, a notary public in and for said State, appeared John Hannon, personally known to me on the basis of satisfactory evidence to be an authorized representative of Citibank, N.A. that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ Nanette Murphy

Notary Public

[Notarial Seal]